Exhibit 10.1


                        SEPARATION AND RELEASE AGREEMENT
                        --------------------------------

         THIS SEPARATION AND RELEASE AGREEMENT ("Agreement") is entered into as of July 31, 2006 (the "Effective Date"), by and between Tumbleweed Communications Corp. (the "Company") and Denis M. Brotzel ("Employee") (together the "Parties").

                                    RECITALS
                                    --------

         WHEREAS, Employee was employed by the Company as its Senior Vice President, Worldwide Sales until his resignation from said office on July 25, 2006 and is currently employed by the Company as a special advisor;

         WHEREAS, the Parties have decided mutually to terminate Employee's employment relationship with the Company and desire to resolve, fully and finally, all outstanding matters between them; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

                                   AGREEMENT
                                   ---------

         1. EMPLOYEE'S SEPARATION. Pursuant to this Agreement, Employee's separation from the Company shall be effective as of August 28, 2006 (the "Separation Date") provided, however, that Employee will be on vacation beginning August 1, 2006 through August 28, 2006.

         2. CONSIDERATION.

            a. In consideration of Employee's full waiver and release of all claims and the other agreements and covenants contained herein, below, the Company shall provide Employee with the following, (together the "Separation Payments"):

                  i. Employee shall receive a lump sum payment on the Effective Date the in the amount of $59,250.86.

                  ii. Commencing on the Company's first regular semi-monthly payroll date that immediately follows the expiration of the seven (7) day revocation period described in Section 4 below, Employee shall receive $125,000.00 in eight semi-monthly payments of $15,625.00 each in accordance with the Company's regular semi-monthly payroll practices. For avoidance of doubt, Employee shall have exhausted his paid time off during the period between the Effective Date and the Separation Date and shall have no vacation accrual remaining as of the Separation Date.

                  iii. The vesting of 36,063 stock option shares granted to Employee by the Company shall accelerate as of the Effective Date pursuant to the schedule attached hereto as Exhibit A, and all options that have vested on or before the Effective Date shall be exercisable for a period of one hundred eighty (180) days following the Effective Date.

                  iv. Employee shall retain his laptop computer during the Separation Period and will be allowed to purchase it at the end of the Separation Period at the value remaining on Tumbleweed's asset list for such laptop computer.

                  v. The Company shall reimburse Employee for any COBRA premiums Employee pays during between the Effective Date and January 31, 2007 (the "Separation Period"), in accordance with the Company's normal reimbursement procedures and policies.

                  vi. During the Separation Period, Employee shall remain in an advisory role to the Company, and shall advise the Company in connection with such role, from time to time as requested by the Company and, commencing on August 28, 2006, generally not to exceed ten (10) hours per week unless otherwise agreed to in writing by the Employee and the Company.

            b. Employee acknowledges and agrees that the Company's agreement to provide the Separation Payments described above constitutes consideration beyond which he would otherwise be entitled to, and, but for the mutual covenants set forth in this Agreement, the Company would not otherwise be obligated to provide. Employee acknowledges and agrees that the willful breach of any of his obligations set forth in Section 7 ("Employee's Continuing Obligations") below shall excuse the Company from further performance of its obligation to provide the Separation Payments.

            c. Except for the Separation Payments described above and payment for any salary, commissions and unused vacation earned on or before the Effective Date, Employee shall not be entitled to receive any other compensation or benefits of any sort including, without limitation, salary, bonuses, short-term or long-term disability benefits or any other form of compensation or benefits from the Company or any of its officers, directors, employees, agents, insurance companies, subsidiaries, successors or assigns at any time.

         3. RELEASE AND WAIVER.

            a. In consideration of the Separation Payments made pursuant to
Section 2(a) above, and except for the obligations of the Company under this Agreement, Employee hereby forever releases and discharges the Company and its affiliates, successors and assigns, as well as each of its past and present officers, directors, employees, agents, attorneys and shareholders (collectively, the "Released Company Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Employee had, now has or may hereafter claim to have against the Released Company Parties arising out of or relating in any way to Employee's employment with, and termination from, the Company or otherwise relating to any of the Released Company Parties from the beginning of time to the effective date of this Agreement. This Release specifically extends to, without limitation, any and all claims or causes of action arising under any written agreement between the Parties as well as any claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Family and Medical Leave Act and the California Fair Employment and Housing Act, as amended.

            b. In consideration for entering into this Agreement, and except for the obligations of the Employee under this Agreement, the Company hereby forever releases and discharges Employee and his affiliates, successors and assigns, as well as each of its past and present agents and attorneys (collectively, the "Released Employee Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that the Company had, now has or may hereafter claim to have against the Released Employee Parties arising out of or relating in any way to Employee's employment with the Company or otherwise relating to any of the Released Employee Parties from the beginning of time to the effective date of this Agreement. This Release specifically extends to, without limitation, any and all claims or causes of action arising under any claims or causes of action for breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Family and Medical Leave Act and the California Fair Employment and Housing Act, as amended.

            c. For the purpose of implementing a full and complete release, Employee and the Company understand and agree that this Agreement is intended to include all claims, if any, which Employee and/or the Company may have and which Employee and/or the Company do not now know or suspect to exist in his or its favor against the Released Company Parties and/or the Released Employee Parties and this Agreement extinguishes those claims. Accordingly, Employee and the Company expressly waive all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"). Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         4. REVIEW AND REVOCATION PERIOD. Employee and the Company each acknowledges that each is waiving any rights under the ADEA and the Older Worker's Benefit Protection Act that each may have and, therefore, in compliance with those statutes, further acknowledges that each has twenty-one
(21) calendar days after receipt of this Agreement to consider whether to sign it, and that each has been advised that either or both of the Company or Employee may consult with an attorney of each's choosing prior to signing and returning this Agreement. The Company and Employee each acknowledges that each may reconsider having executed this Agreement and revoke this Agreement at any time during the seven (7) calendar days after either has signed this Agreement, in which case none of the provisions of this Agreement will have any effect. Employee acknowledges and agrees that if he wishes to revoke this Agreement, he must do so in writing, and that such revocation must be signed by Employee and received by the Company's General Counsel no later than 5:00 P.M. Pacific Time on the seventh (7th) calendar day after Employee has signed this Agreement. Similarly, the Company acknowledges and agrees that if it wishes to revoke this Agreement, it must do so in writing, and that such revocation must be signed by a representative of the Company and received by the Employee no later than 5:00 P.M. Pacific Time on the seventh (7th) calendar day after the Company has signed this Agreement. Employee acknowledges and agrees that, in the event Employee revokes this Agreement, he shall have no right to receive the Separation Payment specified herein. The Company likewise acknowledges and agrees that, in the event the Company revokes this Agreement, it shall have no obligation to make to Employee the Separation Payment specified herein.

         5. REPRESENTATIONS. Employee and the Company make the following representations, each of which is an important consideration to the parties' willingness to enter into this Agreement:

            a. Employee acknowledges that the Company is not entering into this Agreement because it believes that Employee has any cognizable legal claim against the Released Parties. If Employee elects not to sign this Agreement, the fact that this Agreement was offered will not be understood as an indication that the Released Parties believed Employee was treated unlawfully in any respect.

            b. Employee acknowledges that, prior to signing this Agreement, he read and understood each and every provision in this Agreement and that he had the opportunity to consult with an attorney regarding the effect of each and every provision of this Agreement. Employee further acknowledges that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

            c. Company acknowledge that, prior to signing this Agreement, it read and understood each and every provision in this Agreement and that it had the opportunity to consult with an attorney regarding the effect of each and every provision of this Agreement. Company further acknowledges that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that it was neither fraudulently induced nor coerced to enter into this Agreement.

            d. Employee represents and warrants that, as of the Effective Date, he will return to the Company all documents, data, records, equipment and other physical property that came into his possession during his employment and which was acquired from the Company, including, without limitation any confidential or proprietary information, as defined in the Company's Confidential Information and Invention Assignment Agreement, and that any such confidential or proprietary information as came into Employee's possession during his employment with the Company and is in electronic or other intangible form and is retained other than on electronic or other systems in the possession and control of the Company has been permanently destroyed.

            e. Employee acknowledges and agrees that on or before August 31, 2006, he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred, if any, for which he will seek reimbursement. The Company acknowledges and agrees that it will reimburse Employee for these expenses pursuant to its regular business practice, on or before September 30, 2006.

            f. Employee and the Company each represent and warrant that no later than January 27, 2007, Employee and the Company will execute a copy of the Supplemental Release Agreement, which shall be effective January 27, 2007, and which is attached hereto as Exhibit B.

         6. CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. Employee hereby reaffirms his agreement to abide by the terms and conditions of the Confidential Information and Invention Assignment Agreement he signed on February 28, 2000 (the "CI&IA Agreement").

         7. CONTINUING OBLIGATIONS

            a. Non-Compete.

                  i. Employee and the Company agree that due to the nature of Employee's association with the Company, Employee has confidential and proprietary information relating to the operations of the Company. Employee acknowledges that such information is of extreme importance to the business of the Company and that disclosure of such confidential information to others, especially the Company's Competitors (as defined below), or the unauthorized use of such information by others would cause substantial loss and harm to the Company.

                  ii. Employee and the Company further agree that the market in which the Company is engaged is intensely competitive and that there are certain, identified companies that directly compete with the Company (the "Competitors").

                  iii. During the Separation Period, Employee shall not, without the prior written approval of the Company, which approval must explicitly refer to this section 7(a)(iii) of this Agreement, directly or indirectly own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant of any of the Competitors listed on Exhibit C hereto. The Parties acknowledge that the foregoing does not limit Employee's obligations under the CI&IA Agreement.

                  iv. Notwithstanding the foregoing provisions of Section 7(a) and the restrictions set forth therein, Employee may own securities in any of the Competitors that is a publicly held corporation, but only to the extent that Employee does not own, of record or beneficially, more than 3% (three percent) of the outstanding beneficial ownership of any such Competitor.

            b. Non-Solicitation. During the Separation Period and for twelve
(12) months thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly solicit, request, cause or induce any person who is at the time an employee of or a consultant of the Company to leave the employ of or terminate such person's relationship with the Company.

            c. Non-Disparagement. Employee agrees that he shall not, at any time, make, directly or indirectly, any oral or written, public or private statements that are disparaging of the Company, any of its subsidiaries, affiliates, successors or assigns, including any of its present or former officers, directors or employees. The Company agrees that it shall not, at any time, make, directly or indirectly, any oral or written, public or private statements that are disparaging of the Employee.

         8. CONFIDENTIAL SEPARATION. Employee and the Company shall not discuss the terms of this Agreement with any person without the written consent of the other or its/their successors and assigns, except with their respective legal and tax advisors and, with respect to Employee, members of his immediate family, or to the extent required by law.

         9. GOVERNING LAW. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules.

         10. ARBITRATION. Except for an action exclusively seeking injunctive relief, any disagreement, claim or controversy arising under or in connection with this Agreement, the Offer Letter or otherwise arising out of Employee's employment with, or termination from, the Company shall be settled exclusively by arbitration before a single arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures, provided that, the arbitrator shall allow for discovery sufficient to adequately arbitrate any claims, including access to essential documents and witnesses; provided further that, the Parties will be entitled to any and all relief available under applicable law and the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitration shall take place in San Jose, California before a retired judge selected by the Company and the Employee, or by JAMS should the Company and the Employee be unable to agree upon the selection. The written decision of the arbitrator, which shall include findings of fact and conclusions of law, shall be enforceable in any court of competent jurisdiction and shall be binding on the Parties hereto. The Company and Employee each shall pay its or his own attorneys' fees in any such arbitration, provided however, that the Company shall pay for any administrative or filing fees, including the arbitrator's fee, that Employee would not have otherwise incurred if the dispute was adjudicated in a court of law, rather than through arbitration. To the extent that any rights or obligations of the Employee and/or the Company under any dispute resolution mechanism set forth in the CI&IA Agreement are inconsistent with the rights or obligations of the Employee and/or the Company under this Section 10, the terms and conditions of this Section 10 shall control with respect to such inconsistency.

         11. SEVERABILITY. If any court of competent jurisdiction determines that any of the covenants and agreements contained herein, or any part thereof, is unenforceable because of the character, duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

         12. SUCCESSORS AND ASSIGNS. Employee agrees that this Agreement will be binding upon, and pass to the benefit of, the successors and assigns of the Company.

         13. NO WAIVERS; AMENDMENTS. The failure of the Parties to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same except for Employee's failure to revoke this Agreement. Waiver by the Company of any breach or default by Employee of any term, provision or covenant of this Agreement shall not operate as a waiver of any other breach or default by Employee. This Agreement may not be amended or modified other than by a written instrument signed by the Company and Employee.

         14. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         16. ENTIRE AGREEMENT. Together with the CI&IA Agreement and the Supplemental Release Agreement, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between the parties hereto and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement, the CI&IA Agreement or the Supplemental Release Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

TUMBLEWEED COMMUNICATIONS CORP.           EMPLOYEE


By:
   ---------------------------            ----------------------------------
                                          Denis M. Brotzel
Its:
    -------------------------

                                   EXHIBIT A

                           Stock Option Acceleration
                           -------------------------

         Option No.        Date of Grant      Price         Shares accelerated
   ----------------------------------------------------------------------------
   00001541             6/23/2003               $2.5300               31,250
   ----------------------------------------------------------------------------
   V1000887             7/15/2002               $1.2208                4,813
   ----------------------------------------------------------------------------

                                   EXHIBIT B

                         Supplemental Release Agreement
                         ------------------------------

         THIS SUPPLEMENTAL RELEASE AGREEMENT ("Agreement") is entered into as of January 27, 2007 by and between Tumbleweed Communications Corp. (the "Company") and Denis M. Brotzel ("Employee") (together the "Parties").

                                R E C I T A L S
                                ---------------

         WHEREAS, the Parties entered into that certain Separation and Release Agreement dated July 31, 2006 (the "Separation Agreement"), whereby the Employee and the Company released and discharged the other and their respective affiliates, successors and assigns from any and all claims arising through the effective date of that Separation Agreement.

         WHEREAS, in accordance with the terms of the Separation Agreement, and in exchange for the consideration provided thereunder, the Employee and the Company now agree to release and discharge the other from any and all claims arising from the effective date of the Separation Agreement through the effective date of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

                                   AGREEMENT
                                   ---------

         1. SUPPLEMENTAL RELEASE AND WAIVER.

         In consideration of the payments and other benefits provided pursuant to the Separation Agreement, and except for the obligations of the Company under this Agreement, Employee hereby forever releases and discharges the Company and its affiliates, successors and assigns, as well as each of its past and present officers, directors, employees, agents, attorneys and shareholders (collectively, the "Released Company Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Employee had, now has or may hereafter claim to have against the Released Company Parties arising out of or relating in any way to Employee's employment with, and termination from, the Company or otherwise relating to any of the Released Company Parties from the effective date of the Separation Agreement to the effective date of this Agreement. This Release specifically extends to, without limitation, any and all claims or causes of action arising under the Offer Letter (as defined in the Separation Agreement) as well as any claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act and the California Fair Employment and Housing Act, as amended.

         In consideration for entering into this Agreement, and except for the obligations of the Employee under this Agreement, the Company hereby forever releases and discharges Employee and his affiliates, successors and assigns, as well as each of its past and present agents and attorneys (collectively, the "Released Employee Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that the Company had, now has or may hereafter claim to have against the Released Employee Parties arising out of or relating in any way to Employee's employment with the Company or otherwise relating to any of the Released Employee Parties from the effective date of the Separation Agreement to the effective date of this Agreement. This Release specifically extends to, without limitation, any and all claims or causes of action arising under any claims or causes of action for breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Family and Medical Leave Act and the California Fair Employment and Housing Act, as amended.

         For the purpose of implementing a full and complete release, Employee and the Company understand and agree that this Agreement is intended to include all claims, if any, which Employee and/or the Company may have and which Employee and/or the Company do not now know or suspect to exist in his/its favor against the Released Company Parties and/or Released Employee Parties and this Agreement extinguishes those claims. Accordingly, Employee and the Company expressly waive all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"). Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         2. ENTIRE AGREEMENT. Together with the Confidential Information and Invention Assignment Agreement dated February 28, 2000, the Stock Option Agreements between the Employee and the Company dated June 23, 2003 and June 6, 2004 and the Separation Agreement (the "Enumerated Agreements") each of which remains enforceable according to its terms, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between the parties hereto and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement or the Enumerated Agreements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

TUMBLEWEED COMMUNICATIONS CORP.               EMPLOYEE


By:
   ---------------------------                ----------------------------
                                              Denis M. Brotzel

Its:
    -------------------------